UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 25, 2005

BIG 5 SPORTING GOODS CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49850 (Commission File Number)	95-4388794 (IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo California (Address of principal executive offices)		90245 (Zip Code)
Registrant’s telephone number, including area code: (310) 536-0611
N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On August 25, 2005, Big 5 Sporting Goods Corporation (the “Company”) received notice from the Nasdaq Listing Qualifications Panel (the “Panel”) that the Panel had granted the Company’s request to extend the deadline for the Company to file its Annual Report on Form 10-K for the fiscal year ended January 2, 2005 (the “fiscal 2004 Form 10-K”) and its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 3, 2005 (the “first quarter fiscal 2005 Form 10-Q”) and July 3, 2005 (the “second quarter fiscal 2005 Form 10-Q”) and to continue the listing of the Company’s common stock on the Nasdaq National Market pending those filings. The Panel granted the Company an extension until August 31, 2005 to file its fiscal 2004 Form 10-K and an extension until September 30, 2005 to file its first quarter fiscal 2005 Form 10-Q and its second quarter fiscal 2005 Form 10-Q. These dates are an additional extension from the August 12, 2005 extension date previously granted by the Panel for the Company to file its fiscal 2004 Form 10-K and its first quarter fiscal 2005 Form 10-Q. As previously announced, the Company is not in compliance with Nasdaq requirements for continued listing as a result of its failure to file with the Securities and Exchange Commission (the “SEC”) its fiscal 2004 Form 10-K, its first quarter fiscal 2005 Form 10-Q and its second quarter fiscal 2005 Form 10-Q.
     In granting this additional extension, the Panel advised the Company that in the event that the Company is unable to file its fiscal 2004 Form 10-K by August 31, 2005, no further requests for extension to file such Form 10-K would be considered.
     The Company also received a notice on August 25, 2005 of a determination by Nasdaq’s Listing Qualifications Staff that it fails to comply with Nasdaq listing standards set forth in Nasdaq Marketplace Rule 4310(c)(14) due to the delayed filing of its second quarter fiscal 2005 Form 10-Q with the SEC and that this deficiency is an additional basis for delisting the Company’s securities from the Nasdaq National Market. The Company filed a Form 12b-25 with the SEC on August 15, 2005 to report that it was unable to file its second quarter fiscal 2005 Form 10-Q by the August 12, 2005 deadline. The Company previously announced that it had notified Nasdaq of its inability to timely file the second quarter fiscal 2005 Form 10-Q and had requested an extension of time to file such Form 10-Q. As described above, the Panel considered this request and granted the Company an extension to September 30, 2005 to file its second quarter fiscal 2005 Form 10-Q.
     In the event that the Company is unable to file its fiscal 2004 Form 10-K by August 31, 2005, or its first quarter fiscal 2005 Form 10-Q and its second quarter fiscal 2005 Form 10-Q by September 30, 2005, the Company’s common stock may be delisted from the Nasdaq National Market.
     The Company issued a press release on August 26, 2005 regarding these matters. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated August 26, 2005, issued by Big 5 Sporting Goods Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: August 26, 2005

/s/ Steven G. Miller
Steven G. Miller
President and Chief Executive Officer